Exhibit 4.2

SONIM TECHNOLOGIES, INC.

THIRD OMNIBUS AMENDMENT TO THE AMENDED AND RESTATED INVESTOR RIGHTS

AGREEMENT, AMENDED AND RESTATED VOTING AGREEMENT AND AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Third Omnibus Amendment to the Amended and Restated Investor Rights Agreement, Amended and Restated Voting Agreement and Amended and Restated Right of First Refusal and Co-Sale Agreement (this “Amendment”) is entered into as of October 26, 2017, by and between Sonim Technologies, Inc., a Delaware corporation (the “Company”) and the undersigned investors (the “Investors”).

WHEREAS, the Company and certain of the Investors previously have entered into the Amended and Restated Voting Agreement (the “Voting Agreement”), the Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Co-Sale Agreement”), and the Amended and Restated Investor Rights Agreement (the “Rights Agreement” and together with the Voting Agreement and Co-Sale Agreement, the “Agreements”) each dated as of November 21, 2012, and amended by (i) the Omnibus Amendment to the Amended and Restated Investor Rights Agreement, Amended and Restated Voting Agreement and Amended and Restated Right of First Refusal and Co-Sale Agreement dated August 29, 2016, and (ii) the Second Omnibus Amendment to the Amended and Restated Investor Rights Agreement, Amended and Restated Voting Agreement and Amended and Restated Right of First Refusal and Co-Sale Agreement dated December 12, 2016;

WHEREAS, pursuant to the terms thereof, the Company and the holders of a majority of the outstanding shares of Series A Preferred Stock (the “Series A Preferred”), Series B Preferred Stock (the “Series B Preferred”), Series A-1 Preferred Stock (the “Series A-1 Preferred”), and Series A-2 Preferred Stock (the “Series A-2 Preferred”) may amend the Voting Agreement, the Co-Sale Agreement and the Rights Agreement; the Series A Preferred, Series B Preferred, Series A-1 Preferred and Series A-2 Preferred, together with the Company’s Series A-3 Preferred Stock (the “Series A-3 Preferred”) being referred to as the “Series Preferred”;

WHEREAS, For all purposes of this Agreement and the other Agreements amended hereby, “BRiley” shall mean BRC Partners Opportunity Fund LP; “BR Investors” shall mean the Investors that purchase shares of the Series A Preferred pursuant to the Purchase Agreement (as defined below) and who are identified as BR Investors on the signature pages of this Agreement; and “BR Group” shall mean the BR Investors, so long as they or their affiliates hold Series Preferred of the Company, together with any subsequent purchasers or assignees of Series Preferred (as assignee or transferee from an existing BR Investor or another Series Preferred holder) who were introduced to the Company by BRiley or one of its affiliates individually (as distinct from in a broad general offering) and who acquired such shares in a transaction arranged by BRiley or one of its affiliates.

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WHEREAS, the Company and B. Riley Principal Investments, LLC (“BRPI”), have entered into that certain Subordinated Term Loan and Security Agreement (the “LSA”) on the date hereof pursuant to which BRPI has made available to the Company a subordinated credit facility in the amount of $10,000,000 (the “Debt Facility”) and, on the date hereof or as soon as practicable thereafter, the Company, certain holders of Series A Preferred and the BR Investors shall enter into a Series A Preferred Stock Secondary Purchase Agreement (the “Purchase Agreement”) pursuant to which such holders of Series A Preferred shall sell to the BR Investors shares of Series A Preferred (the “Secondary Purchase”). A condition to BRPI’s and the BR Investors’ obligations under the LSA and Purchase Agreement, respectively, is that the Company, BRPI, the BR Investors and the other parties hereto enter into this Amendment for the purpose of setting forth the terms and conditions set forth below. The Company, BRPI and each of the Investors desire to facilitate the Debt Facility and the Secondary Purchase by agreeing to the terms and conditions set forth herein; and

WHEREAS, the Company and the Investors (who in the aggregate hold the requisite number of shares of Series Preferred required to amend the Agreements) desire to amend, effective and contingent upon the execution of the LSA, the Agreements as provided herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Agreements to add BRiley and other BR Investors as an “Investor” or a “Major Investor”.

a. Effective and contingent upon the execution of the LSA, BRPI shall be added as an “Investor” under the Voting Agreement, subject to the terms as provided herein and therein. Effective and contingent upon the conversion of indebtedness owed by the Company to BRPI pursuant to Section 4 of that certain Subordinated Secured Convertible Promissory Note dated on or around the date hereof issued by the Company to BRPI in connection with the Debt Facility, BRPI shall be added as an “Investor” under the Rights Agreement and, provided that BRPI qualifies as a “Major Investor” as such term is defined in the Rights Agreement, as a “Major Investor” under the Co-Sale Agreement, subject to the terms as provided herein and therein.

b. Effective and contingent upon the purchase of shares of Series A Preferred by the BR Investors pursuant to the Purchase Agreement, each BR Investor shall be added as an “Investor” under the Rights Agreement and Voting Agreement, and each BR Investor holding at least 2,500,000 shares of Series Preferred, shall be added as a “Major Investor” under the Co-Sale Agreement, subject to the terms as provided herein and therein. Effective upon its acquisition of shares of Series A Preferred by a successor BR Group member, such successor BR Group member shall be added as an “Investor” under the Rights Agreement and Voting Agreement, and if such successor BR Group member holds at least 2,500,000 shares of Series Preferred, shall be added as a “Major Investor” under the Co-Sale Agreement, subject to the terms as provided herein and therein; the Company may require a successor BR Group member to enter into accession agreements for the Rights Agreement and Voting Agreement and, if applicable, the Co-Sale Agreement or such other documentation as the Company and such successor BR Group member may otherwise agree.

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2. Amendment of Rights Agreement. Effective and contingent upon the Initial Closing of the Secondary Purchase:

a. Section 1.2(m) shall be amended and restated to read in its entirety as follows:

“(m) “Series Preferred” shall mean all shares of Series A Preferred, Series B Preferred, Series A-1 Preferred, Series A-2 Preferred and Series A-3 Preferred; provided, that for purposes of Section 5.6(a)(ii), “Series Preferred” shall not include Series A-3 Preferred.”

b. Section 1.2 shall be amended to add the following clause (r):

“(r) “Series A-3 Preferred” shall mean all shares of the Company’s Series A-3 Preferred Stock held by B. Riley Principal Investments, LLC (“BRPI”) and its successors and permitted assigns.

c. Subject to Section 1 hereof, Exhibit A to the Rights Agreement shall be amended to add BRiley and the BR Investors, as applicable, as “Investors” thereunder; such Exhibit A shall be further amended from time to reflect the addition or substitution of any successor BR Group member.

3. Amendment of Voting Agreement. Effective and contingent upon the execution of the LSA, the Voting Agreement is hereby amended as follows:

a. The introductory paragraph of the Voting Agreement shall be amended to include within the definition of the “Series Preferred” shares of the Company’s Series A-3 Preferred Stock.

b. Section 1.2 shall be amended and restated to read in its entirety as follows:

“1.2 Election of Directors. On all matters relating to the election of directors of the Company, the Key Holders and the Investors agree to vote all Key Holder Shares and Investor Shares held by them (or the holders thereof shall consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect members of the Company’s Board of Directors (the “Board”) as follows:

(a) For so long as fifteen million (15,000,000) shares of Series Preferred remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event), the holders of Series Preferred, voting together as a single class on an as-converted basis, shall be entitled to elect seven (7) directors of the Company which shall include:

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(i) the Company’s chief executive officer (the “CEO”), who initially shall be Bob Plaschke;

(ii) one director who shall be designated by a majority in interest of the shares held by Verdoso Investments S.A. and its affiliates (“Verdoso”), Investec Investments (UK) Limited and its affiliates (“Investec”), and Waveland Venture Partners LLC and its affiliates (“Waveland”) (together, the “Existing Investors” and such director, the “Existing Investor Representative”), provided that the Existing Investors hold, in the aggregate, at least twelve million (12,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event), who initially shall be Maurice Hochschild;

(iii) one director who shall be designated by BRC Partners Opportunity Fund LP (“BRiley”) in its sole discretion provided that the BR Group (as defined below) holds in the aggregate at least twelve million (12,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event), who initially shall be Kenny Young;

(iv) one director (A) who shall initially be Jeff Johnson, and (B) who shall be a person designated by BRiley in its sole discretion provided that the BR Group holds in the aggregate at least thirty six million (36,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event), and who may continue to be Jeff Johnson so long as so designated by BRiley;

(v) (A) one director who shall be designated by B. Riley Principal Investments, LLC (“BRPI”) (1) during such time as the Subordinated Term Loan and Security Agreement between the Company and BRPI (the “LSA”) remains in effect; or (2) after conversion of BRPI’s term loan to Series A-3 Preferred, so long as BRPI holds at least 7,000,000 shares of Series A-3 Preferred issued upon conversion of indebtedness pursuant to Section 4 of that certain Subordinated Secured Convertible Promissory Note dated as of October 23, 2017 issued by the Company to BRPI (the “BRPI Note”), who shall initially be Alan Howe; and (B) following conversion of the BRPI Note, in the event BRPI receives less than 7,000,000 shares of Series A-3 Preferred thereupon, and for so long as BRPI continues to hold any shares of Series A-3 Preferred, one director who shall be an industry representative not affiliated with the Company or any Investor, who shall be designated by BRPI and subject to approval, which shall not be unreasonably withheld, of the Existing Preferred Representative;

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(vi) on or after November 1, 2017, one director who shall be designated by Motorola Solutions, Inc. (“Motorola”) or its affiliates, provided that Motorola and its affiliates hold at least seven million (7,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event);

(vii) one director who shall be designated by JVC KENWOOD Corporation (“JKC”) or its affiliates, provided that JKC and its affiliates hold at least four million (4,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event). In the event that the Company consummates an “Acquisition” as defined in Article IV Section F.4. of the Certificate, the Company shall use commercially reasonable efforts to cause the successors of the Company to (i) maintain JKC’s right to designate a representative of JKC to the board of the surviving corporation and (ii) assume the Company’s obligations with respect to indemnification of the directors of the Company prior to such Acquisition; and

(viii) any vote taken to remove any director elected pursuant to this Section 1.2(a), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(a), shall also be subject to the provisions of this Section 1.2(a); provided if the minimum shareholding requirements for designation of a board seat set forth in any of clauses (ii) through (vii) shall not at any time be met, the replacement director shall be elected by a majority vote of the Company’s Voting Preferred Stock (as defined in the Company’s Amended and Restated Certificate of Incorporation), voting together on an “as converted basis”; provided further that each party to this Agreement agrees to vote all its Series Preferred for the nominee selected by a majority of the holders of the Voting Preferred Stock held by the parties to this Agreement, voting together as a single class and on an as-converted basis.

“BR Group” shall mean the (x) Investors that purchased shares of the Company’s Series A Preferred pursuant to that certain Series A Preferred Stock Secondary Purchase Agreement (the “Purchase Agreement”) dated on or around October 26, 2017 (“BR Investors”), so long as they or their affiliates hold Series Preferred of the Company, together (y) with any subsequent purchasers or assignees of Series Preferred of the Company (as assignee or transferee from an existing BR Investor or from another Series Preferred holder) who were introduced to the Company by BRiley or one of its affiliates individually (as distinct from in a broad general offering) and who acquired such shares in a transaction arranged by BRiley or one of its affiliates.

For purposes of clarity, upon written notice to the Company, BRPI and BRiley may from time to time without further action by the Company, its stockholders or other board members, redesignate which particular board seat is occupied by each of the specific individuals whom BRiley

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or BRPI has previously designated for the board seats referred to in clauses (iii), (iv) and (v) above; provided, however, that any board member designated pursuant to Section 1.2(a)(v)(B) shall be an industry representative (or other individual knowledgeable and experienced in the Company’s lines of business) not affiliated with the Company or any Investor and subject to approval, which shall not be unreasonably withheld, of the Existing Preferred Representative.”

c. A new Section 1.10 to the Voting Agreement shall be added to read in its entirety as follows:

“1.10 Vote to Increase Authorized Series A-3 Preferred Stock and/or Common Stock. Each Investor and Key Holder other than JKC and its affiliates agrees to vote or cause to be voted all Investor Shares and Key Holder Shares held by them, as applicable, from time to time and at all times, in whatever manner as shall be necessary, to create the number of authorized shares of Series A-3 Preferred and/or Common Stock from time to time to ensure that there will be sufficient shares of Series A-3 Preferred for issuance upon conversion, in full, of the BRPI Note and Common Stock available for conversion of all of such shares of Series A-3 Preferred outstanding at any given time.

d. A new Section 1.11 to the Voting Agreement shall be added to read in its entirety as follows:

“1.11 Services Agreement. In connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company shall enter into a mutually agreeable consulting agreement with BRPI, which shall include the payment by the Company to BRPI of an annual management fee of $200,000 in accordance with the terms thereof.

e. Section 3.5 to the Voting Agreement shall be amended and restated to read in its entirety as follows:

“3.5 Amendment, Modification, Termination or Waiver. This Agreement may be amended, modified or terminated (or provisions of this Agreement waived) only upon the written consent of (i) the Company and (ii) the holders of at least a majority of the outstanding shares of Voting Preferred, voting together as a single class and on an as-converted basis, provided, however, that if such amendment, modification, termination or waiver has the effect of modifying the rights and/or obligations of the Key Holders in a manner that is adverse to the Key Holders, then such amendment, modification, termination or waiver shall require the written consent of the holders of a majority of the Key Holder Shares held by Key Holders then providing services to the Company as officers, employees or

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consultants; and provided further, any amendment to Section 1.2 or Section 1.9 which adversely affects the rights of Investec, Waveland Verdoso, Motorola, JKC or any of the BRiley Group shall require the written consent of the holders of a majority of the Series Preferred held by Investec, Waveland (or its affiliates), Verdoso (or its affiliates), Motorola (or its affiliates) or JKC (or its affiliates), as the case may be, or of BRiley (in the case of the BR Group). Any amendment, modification, termination or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party provided, however, that notwithstanding the foregoing, for so long as fifteen million (15,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event) remain outstanding, Sections 1.2 and 1.3 shall not be amended or waived without the written consent of the holders of a majority of the Series Preferred, Section 1.2(a)(ii) of this Agreement shall not be amended or waived without the written consent of the Existing Investors so long as the Existing Investors or their respective affiliates hold, in the aggregate, at least twelve million (12,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event), Section 1.2(a)(iii) of this Agreement shall not be amended or waived without the written consent of BRiley so long as the BR Group holds, in the aggregate, at least twelve million (12,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event), Section 1.2(a)(iv) of this Agreement shall not be amended or waived without the written consent of BRiley so long as the BR Group holds, in the aggregate, at least thirty six million (36,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event, Section 1.2(a)(v) of this Agreement shall not be amended or waived without the written consent of BRPI during such time as BRPI is entitled to designate a member of the Board thereunder, Section 1.2(a)(vi) of this Agreement shall not be amended or waived without the written consent of Motorola so long as Motorola and its affiliates hold at least seven million (7,000,000) shares of Series Preferred, Section 1.2(a)(vii) of this Agreement shall not be amended or waived without the written consent of JKC so long as JKC and its affiliates hold at least four million (4,000,000) shares of Series Preferred and Section 1.8 of this Agreement shall not be amended or waived without the written consent of holders of 70% of the Series Preferred, voting together as a separate class on an as-converted basis; provided, further that no provision of this Section 3.5 can be amended without the required percentage vote of the beneficiary of that provision. Notwithstanding the foregoing, this Agreement may be amended to add holders of additional series of the Company’s Preferred Stock as Investors by an instrument in

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writing signed by the Company and the holders of such series. Notwithstanding anything to the contrary in this Agreement, Section 3.16 shall not apply to Motorola, and this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to Motorola, without the written consent of Motorola if such amendment, termination or waiver would (A) effect any amendment, extension or termination of any contractual or other relationship (other than those contemplated by this Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement, the Amended and Restated Investor Rights Agreement, that certain letter agreement dated August 29, 2016, between the Company and Motorola, and any other agreement between Motorola and the Company the subject matter of which is primarily the equity of the Company owned by Motorola) between Motorola or any of its affiliates, on the one hand, and the Company, any of its subsidiaries or any of its or their respective affiliates, on the other hand, or (B) impose on Motorola any material obligations (including any non-competition or non-solicitation covenants or obligations) or material liabilities not otherwise contemplated by this Agreement, or increase any material liabilities or material obligations of Motorola under this Agreement. Notwithstanding anything to the contrary in this Agreement, Section 3.16 shall not apply to BRiley, and this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to BRiley, without the written consent of BRiley if such amendment, termination or waiver would (X) effect any amendment, extension or termination of any contractual or other relationship (other than those contemplated by this Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement, the Amended and Restated Investor Rights Agreement and any other agreement between BRiley or any if its affiliates and the Company the subject matter of which is primarily the equity of the Company owned by BRiley) between BRiley or any of its affiliates, on the one hand, and the Company, any of its subsidiaries or any of its or their respective affiliates, on the other hand, or (Y) impose on BRiley or any of its affiliates any material obligations or material liabilities not otherwise contemplated by this Agreement, or increase any material liabilities or material obligations of BRiley under this Agreement.—Lastly, notwithstanding anything to the contrary in this Agreement, Section 3.16 shall not apply to JKC, and this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to JKC, without the written consent of JKC if such amendment, termination or waiver would (I) effect any amendment, extension or termination of any contractual or other relationship (other than those contemplated by

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this Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement, the Amended and Restated Investor Rights Agreement and any other agreement between JKC and the Company the subject matter of which is primarily the equity of the Company owned by JKC) between JKC or any of its affiliates, on the one hand, and the Company, any of its subsidiaries or any of its or their respective affiliates, on the other hand, or (II) impose on JKC any material obligations (including any non-competition or non-solicitation covenants or obligations) or material liabilities not otherwise contemplated by this Agreement, or increase any material liabilities or material obligations of JKC under this Agreement.

f. Subject to Section 1 hereof, Exhibit B to the Voting Agreement shall be amended to add BRiley and the BR Investors as “Investors” thereunder and shall be further amended from time to reflect the addition or substitution of any successor BR Group member.

4. Amendment of the Co-Sale Agreement. Effective and contingent upon the Initial Closing of the Secondary Purchase:

a. The introductory paragraph of the Co-Sale Agreement shall be amended to include within the definition of the “Series Preferred” shares of the Company’s Series A-3 Preferred Stock; provided, that for purposes of Section 4.10(B) of the Co-Sale Agreement, “Series Preferred” shall not include the Series A-3.

b. Subject to Section 1 hereof, Exhibit A to the Co-Sale Agreement shall be amended to add each BR Investor holding at least 2,500,000 shares of Series Preferred, as “Major Investors” thereunder and shall be further amended from time to reflect the addition or substitution of any successor BR Group member holding at least 2,500,000 shares of Series Preferred.

5. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one and the same instrument.

6. Except as expressly set forth herein, all other provisions of the Voting Agreement, the Rights Agreement and the Co-Sale Agreement shall remain in full force and effect. Upon the effectiveness of each of the amendments set forth herein, and contingent thereupon, this Amendment shall be deemed incorporated into and made a part of the Voting Agreement, the Rights Agreement and the Co-Sale Agreement, as applicable.

7. This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

8. If one or more provisions of this Amendment are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, the (i) such provision shall be excluded from this Amendment, (ii) the balance of the Amendment shall be interpreted as if such provision were so excluded and (iii) the balance of the Amendment shall be enforceable in accordance with its terms.

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9. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

THE COMPANY:

SONIM TECHNOLOGIES, INC.

By:	/s/ Robert Plaschke
Name:	Robert Plaschke
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO THIRD OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:	INVESTEC INVESTMENTS (UK) LIMITED

By: /s/ Andrew Nosworthy
Name: Andrew Nosworthy
Title: Authorised Signatory

By: /s/ Andrew Neill
Name: Andrew Neill
Title: Authorised Signatory

SIGNATURE PAGE TO THIRD OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:	MOTOROLA SOLUTIONS, INC.

	By:	/s/ Eduardo Conrado
	Name:	Eduardo Conrado
	Title:	EVP – Innovation & Strategy

SIGNATURE PAGE TO THIRD OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:	VERDOSO INVESTMENTS S.A.

	By:	/s/ Frank Ullman Hanow
	Name:	Frank Ullman Hanow
	Title:	CEO

	By:	/s/ Pauline Dadeau
	Name:	Pauline Dadeau
	Title:	Category B Director

SIGNATURE PAGE TO THIRD OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:	WAVELAND VENTURES V-COMMON, LLC

	By:	Waveland Venture Partners LLC
Its Managing Member

	By:	/s/ Michael J. Greer

Michael J. Greer, Manager
Address:	19800 MacArthur Blvd.,
Suite 650
Irvine, CA 92612

WAVELAND VENTURES V-D, LLC

By:	Waveland Venture Partners LLC
Its Managing Member

By:	/s/Michael J. Greer

Michael J. Greer, Manager
Address:	19800 MacArthur Blvd.,
Suite 650
Irvine, CA 92612

WAVELAND VENTURES V-E, LLC

By:	Waveland Venture Partners LLC
Its Managing Member

By:	/s/Michael J. Greer

Michael J. Greer, Manager
Address:	19800 MacArthur Blvd.,
Suite 650
Irvine, CA 92612

WAVELAND CAPITAL PARTNERS LLC
By:	Waveland Venture Partners LLC
Its Managing Member

By:	/s/Michael J. Greer

Michael J. Greer, Manager
Address:	19800 MacArthur Blvd.,
Suite 650
Irvine, CA 92612

SIGNATURE PAGE TO THIRD OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTOR:	Marli B. Miller Trust A-4
By: MILFAM LLC
Its: Investment Advisor

By:	/s/ Lloyd I. Miller, III
Name:	Lloyd I. Miller, III
Title:	Manager

With a copy to:

O’Melveny & Myers LLP
Attn: Brophy Christensen
Two Embarcadero Center, 28th Floor
San Francisco, California 94111
Phone: (415) 984-8793
E-mail: bchristensen@omm.com

SIGNATURE PAGE TO THIRD OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTOR:	Lloyd I. Miller, III Trust A-4
By: MILFAM LLC
Its: Investment Advisor

By:	/s/ Lloyd I. Miller, III
Name:	Lloyd I. Miller, III
Title:	Manager

With a copy to:

O’Melveny & Myers LLP
Attn: Brophy Christensen
Two Embarcadero Center, 28th Floor
San Francisco, California 94111
Phone: (415) 984-8793
E-mail: bchristensen@omm.com

SIGNATURE PAGE TO THIRD OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTOR:	B. RILEY FINANCIAL, INC.

By: /s/ Bryant Riley
Name: Bryant Riley
Title: CEO

Address:	21255 Burbank Blvd. Suite 400
Woodland Hills, CA 91367

Attention:	Operations
Tel: 310-689-2214
E-mail: Operations@brileyco.com

SIGNATURE PAGE TO THIRD OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTOR:	BRC PARTNERS OPPORTUNITY FUND, LP

By:	/s/ Bryant Riley
Name:	Bryant Riley
Title:	CEO, B. Riley Capital Management, LLC

Address:	11100 Santa Monica Blvd. Suite 800
Los Angeles, CA 90025

Attention:	Operations
Tel: 310-689-2214
E-mail: Operations@brileyco.com

SIGNATURE PAGE TO THIRD OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTOR:	DANIEL ASHER REVOCABLE TRUST

By: /s/ Daniel Asher
Name: Daniel Asher
Title: Trustee

With a copy to:

Equitec Group
Trina Urban
111 W. Jackson Blvd.
20th Floor
Chicago, IL 60604
312-692-5077
turban@egtc.com

SIGNATURE PAGE TO THIRD OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTOR:	GrizzlyRock Institutional Value Partners, LP

By: /s/ Kyle Mowery
Name: Kyle Mowery
Title: Manager of GrizzlyRock General Partner, LLC as General
Partner of Grizzly Rock Institutional Value Partners, LLP

	Address:	191 North Wacker Drive, Suite 1500
Chicago, IL 60606

	Attention:	Kyle Mowery
Tel: (312) 300-49837
E-mail: kyle@grizzlyrockcapital.com

With a copy to: saidal@grizzlyrockcapital.com fundservices@whi.com

SIGNATURE PAGE TO THIRD OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTOR:	NOKOMIS CAPITAL MASTER FUND, L.P.

By: /s/ Brett Hendrickson
Name: Brett Hendrickson
Title: Principal

	Address:	2305 Cedar Springs Rd., Suite 420
Dallas, TX 75201

Attention:
Tel:
E-mail:

With a copy to:

SIGNATURE PAGE TO THIRD OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTOR:	SURVIVOR’S TRUST UNDER THE RILEY FAMILY TRUST

By: /s/ Richard Riley
Name: Richard Riley
Title: Trustee

SIGNATURE PAGE TO THIRD OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SONIM TECHNOLOGIES, INC.

SECOND OMNIBUS AMENDMENT TO THE AMENDED AND RESTATED INVESTOR RIGHTS

AGREEMENT, AMENDED AND RESTATED VOTING AGREEMENT AND AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Second Omnibus Amendment to the Amended and Restated Investor Rights Agreement, Amended and Restated Voting Agreement and Amended and Restated Right of First Refusal and Co-Sale Agreement (this “Amendment”) is entered into as of December 12, 2016 by and between Sonim Technologies, Inc., a Delaware corporation (the “Company”) and the undersigned investors (the “Investors”).

WHEREAS, the Company and certain of the Investors previously have entered into the Amended and Restated Voting Agreement (the “Voting Agreement”), the Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Co-Sale Agreement”), and the Amended and Restated Investor Rights Agreement (the “Rights Agreement” and together with the Voting Agreement and Co-Sale Agreement, the “Agreements”) each dated as of November 21, 2012 and amended by the Omnibus Amendment to the Amended and Restated Investor Rights Agreement, Amended and Restated Voting Agreement and Amended and Restated Right of First Refusal and Co-Sale Agreement dated August 29, 2016;

WHEREAS, pursuant to the terms thereof, the Company and the holders of a majority of the outstanding shares of Series A Preferred Stock (the “Series A Preferred”), Series B Preferred Stock (the “Series B Preferred”) and Series A-1 Preferred Stock (the “Series A-1 Preferred” and together with the Series A Preferred and Series B Preferred, the “Series Preferred”) may amend the Voting Agreement, the Co-Sale Agreement and the Rights Agreement;

WHEREAS, the Company and NC Kenwood Corporation, a Japanese corporation (“JKC”), have entered into a Series A-2 Preferred Stock Purchase Agreement (the “Purchase Agreement”) on the date hereof pursuant to which the Company desires to sell, and JKC desires to purchase, shares of Series A-2 Preferred Stock of the Company (the “Series A-2 Preferred” and such shares of Series A-2 Preferred issuable to JKC pursuant to the Purchase Agreement, the “JKC Securities”). A condition to JKC’s obligations under the Purchase Agreement is that the Company, JKC and the other parties hereto enter into this Amendment for the purpose of setting forth the terms and conditions set forth below. The Company, JKC and each of other Investors desire to facilitate the issuance and sale of the JKC Securities by agreeing to the terms and conditions set forth herein; and

WHEREAS, the Company and the Investors (who in the aggregate hold the requisite number of shares of Series Preferred required to amend the Agreements) desire to amend, effective and contingent upon the Closing (as defined in the Purchase Agreement), the Agreements as provided herein.

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NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Agreements to add JKC as an “Investor” or a “Major Investor”. Effective and contingent upon the issuance of the JKC Securities to JKC, JKC shall be added as an “Investor” under each of the Voting Agreement and the Rights Agreement and as a “Major Investor” under the Co-Sale Agreement, subject to the terms as provided herein and therein.

2. Amendment of Rights Agreement. The Rights Agreement is hereby amended so that, upon issuance of the JKC Securities to JKC:

a. Section l .2(g) shall be amended and restated to read in its entirety as follows:

“(g) “Registrable Securities” means (1) Common Stock of the Company issuable or issued upon conversion of the Shares; (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities; (3) any shares of Common Stock of the Company issuable or issued upon conversion of shares of Preferred Stock of the Company issuable upon exercise or conversion of warrants held by the Investors and outstanding as of the first date upon which the Company issues shares of Series A-2 Preferred. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 promulgated under the Securities Act, (ii) sold in a private transaction in which the transferor’s rights under Section 2.10 of this Agreement are not assigned or (iii) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all outstanding shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.”

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b. Section 1.2(m) shall be amended and restated to read in its entirety as follows:

“(m) “Series Preferred” shall mean all shares of Series A Preferred, Series B Preferred, Series A-1 Preferred and Series A-2 Preferred.”

c. Section 1.2 shall be amended to add the following clause (q):

“(q) “Series A-2 Preferred” shall mean all shares of the Company’s Series A-2 Preferred Stock held by the Investors.

d. Section 3.11 shall be amended and restated to read in its entirety as follows:

“3.11 Issuance of Series Preferred. The Company shall not make any issuance of Series Preferred other than (a) in payment of any Preferred Dividends (as defined in the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”)) as provided in the Certificate, (b) pursuant to that certain Series A-1 and Series A Preferred Stock and Warrant Purchase Agreement and other convertible securities outstanding on the first date upon which the Company issues shares of Series A-2 Preferred (including for purposes of clarity the Warrant to Purchase Series A Preferred Stock held by Motorola) and (c) pursuant to that certain Series A-2 Preferred Stock Purchase Agreement dated December [9], 2016 unless approved by the holders of a majority of the outstanding Series Preferred, calculated on an as-converted basis.”

e. Section 4.6(a) shall be amended and restated to read in its entirety as follows:

“(a) up to 42,255,877 shares of Common Stock or Preferred Stock issued pursuant to options, warrants or other rights to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board for the primary purpose of soliciting or retaining their services (individually, an “Equity Incentive” and collectively, “Equity Incentives”), provided, that any unvested Common Stock repurchased by the Company pursuant to the terms of a restricted stock purchase agreement under which such Equity Incentive was issued and any Equity Incentive which expires unexercised (including, without limitation, Equity Incentives outstanding on the first date upon which the Company issues shares of Series A-2 Preferred) may again be sold or granted under this Section 4.6(a) without counting another time against the limitation set forth above.”

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f. Section 4.6(f) shall be amended and restated to read in its entirety as follows:

“(f) up to five percent (5%) of the fully diluted capitalization of the Company (defined to include all issued and outstanding shares of capital stock, all shares issued or issuable upon exercise on conversion of all convertible securities, options, warrants, or other purchase rights and all shares of capital stock reserved for future issuance), as of the close of business on the first date upon which shares of Series A-2 Preferred are issued by the Company, issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution, or in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology license, transfer or development arrangements, in any case the terms of which are approved by the Board of Directors;”

g. Section 4.6(h) shall be amended and restated to read in its entirety as follows:

“(h) any Equity Securities issued upon exercise or conversion of any convertible securities that are outstanding as of the first date upon which the Company issues shares of Series A-2 Preferred.”

h. Section 4.6(i) shall be deleted in its entirety.

i. Section 5.6 shall be amended to add the following new clause (f) immediately after clause (e):

“(f) Notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to JKC without the written consent of JKC if such amendment, termination or waiver would (i) effect any amendment, extension or termination of any contractual or other relationship (other than those contemplated by this Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement, the Amended and Restated Voting Agreement and any other agreement between JKC and the Company the subject matter of which is primarily the equity of the Company owned by JKC) between JKC or any of its affiliates, on the one hand, and the Company, any of its subsidiaries or any of its or their respective affiliates, on the other hand, or (ii) impose on JKC any material obligations (including any non-competition or non-solicitation covenants or obligations) or material liabilities not otherwise contemplated by this Agreement, or increase any material liabilities or material obligations of JKC under this Agreement.”

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J. Exhibit A to the Rights Agreement shall be amended to add JKC as an “Investor” thereunder.

3. Amendment of Voting Agreement. The Voting Agreement is hereby amended so that, upon issuance of the JKC Securities to JKC:

a. The introductory paragraph of the Voting Agreement shall be amended to add the holders of Series A-2 Preferred Stock as parties to thereto:

“This Amended and Restated Voting Agreement (the “Agreement”) is made and entered into as of November 21, 2012, by and among SONIM TECHNOLOGIES, INC., a Delaware corporation (the “Company”), those certain holders of the Company’s Common Stock (“Common Stock”) and options to purchase Common Stock (“Options”) listed on Exhibit A hereto (each a “Key Holder” and together, the “Key Holders”) and those holders of the Company’s Common Stock, Series A Preferred Stock (the “Series A Preferred”), Series A-1 Preferred Stock (the “Series A-1 Preferred”), Series A-2 Preferred Stock (the “Series A-2 Preferred”) and Series B Preferred Stock (the “Series B Preferred” and, together with the Series A Preferred, the Series A-1 Preferred, and Series A-2 Preferred, the “Series Preferred”) and/or Common Stock into which any shares of Series Preferred have been, or will be, converted listed on Exhibit B hereto (the “Investors”). Capitalized terms used but not defined herein shall have the meanings set forth in that certain Preferred Stock Purchase and Exchange Agreement of even date herewith (the “Purchase Agreement”).”

b. Section 1.2 shall be amended and restated to read in its entirety as follows:

“1.2 Election of Directors. On all matters relating to the election of directors of the Company, the Key Holders and the Investors agree to vote all Key Holder Shares and Investor Shares held by them (or the holders thereof shall consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect members of the Company’s Board of Directors (the “Board”) as follows:

(a) For so long as fifteen million (15,000,000) shares of Series Preferred remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event), the holders of Series Preferred, voting together as a single class on an as-converted basis, shall be entitled to elect seven (7) directors of the Company which shall include:

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(i) the Company’s chief executive officer (the “CEO”), who initially shall be Bob Plaschke;

(ii) one independent director, who shall initially be John Giere;

(iii) one director who shall be designated by Verdoso Investments S.A. (“Verdoso”) or its affiliates, provided that Verdoso holds at least four million (4,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event), who initially shall be Franck Ullmann;

(iv) one director who shall be designated by Investec Bank plc (“Investec”) or its affiliates, provided that Investec or its affiliates holds at least four million (4,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event), who shall initially be Maurice Hochschild;

(v) one director who shall be designated by Waveland Venture Partners LLC (“Waveland”) or its affiliates, provided that Waveland, together with any WCP Investors (as defined in the Company’s Preferred Stock Purchase and Exchange Agreement dated November 21, 2012), if applicable, hold at least four million (4,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event), who initially shall be Sam Irvani;

(vi) on or after November 1, 2017, one director who shall be designated by Motorola Solutions, Inc. (“Motorola”) or its affiliates, provided that Motorola and its affiliates hold at least seven million (7,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event);

(vii) one director who shall be designated by JVC Kenwood Corporation (“JKC”) or its affiliates, provided that JKC and its affiliates hold at least four million (4,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event). In the event that the Company consummates an “Acquisition” as defined in Article IV Section F.4. of the Certificate, the Company shall use commercially reasonable efforts to cause the successors of the Company to (i) maintain JKC’s right to designate a representative of JKC to the board of the surviving corporation and (ii) assume the Company’s obligations with respect to indemnification of the directors of the Company prior to such Acquisition; and

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(viii) Any vote taken to remove any director elected pursuant to this Section 1.2(a), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section l .2(a), shall also be subject to the provisions of this Section 1.2(a).”

c. Section 1.8 shall be amended and restated to read in its entirety as follows:

“1.8 Change of Control. In the event that the holders of at least 70% of the outstanding shares of Series Preferred, calculated on an as-converted basis and voting as a single class on a common equivalent basis approve a transaction or series of transactions that qualify as either an “Acquisition” or “Asset Transfer” as defined in Article IV Section F.4 of the Certificate and determine that this Section 1.8 should apply to such transaction or series of transactions (such approved Acquisition or Asset Transfer is hereinafter referred to as an “Approved Sale” and such votes approving the Approved Sale are hereinafter referred to as the ‘Requisite Votes’), then subject to Section 1.9, the Key Holders and the Investors shall each consent to, vote for and raise no objections to the Approved Sale, and (i) if the Approved Sale is structured as a merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, the Key Holders and Investors shall each waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) if the Approved Sale is structured as a sale of the stock of the Company, the Key Holders and Investors shall each agree to sell their Key Holder Shares and Investor Shares on the terms and conditions approved by the Requisite Votes. The Key Holders and the Investors shall each take all necessary and desirable actions approved by the Requisite Votes in connection with the consummation of the Approved Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to (i) provide the representations, warranties, indemnities, covenants, conditions, non-compete agreements, escrow agreements and other provisions and agreements relating to such Approved Sale (provided that no Investor shall be required to agree to any operational covenants in connection with such Approved Sale, including noncompetition and nonsolicitation covenants), and (ii) subject to the provisions contained within the Certificate, effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale.”

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d. Section 1.9(e) of the Voting Agreement shall be amended and restated to read in its entirety as follows:

“(e) upon the consummation of the Proposed Sale (i) each holder of each class or series of the Company’s stock participating in such Proposed Sale will receive the same form of consideration for their shares of any class or series as is received by other holders participating in such Proposed Sale in respect of their shares of the same class or series of stock, (ii) each holder of a series of Series Preferred participating in such Proposed Sale will receive the same amount of consideration per share of such series of Series Preferred as is received by other holders participating in such Proposed Sale in respect of their shares of the same series in payment of the liquidation preferences payable in respect to such series of Series Preferred, (iii) each holder of Common Stock participating in such Proposed Sale will receive the same amount of consideration per share of Common Stock as is received by other holders participating in such Proposed Sale in respect of their shares of Common Stock, and (iv) the aggregate consideration legally available for distribution to the Company’s stockholders shall be allocated among the holders of Series Preferred and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Series Preferred and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Certificate; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for the Key Holder Shares or Investor Shares, as applicable, pursuant to this Section 1.9(e) includes any securities and due receipt thereof by any Key Holder or Investor would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Key Holder or Investor of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Key Holder or Investor in lieu thereof, against surrender of the Key Holder Shares or Investor Shares, as applicable, which would have otherwise been sold by such Key Holder or Investor, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Key Holder or Investor would otherwise receive as of the date of the issuance of such securities in exchange for the Key Holder Shares or Investor Shares, as applicable; and”

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e. Section 1.9(f) of the Voting Agreement shall be amended to add the following sentence at the end of Section 1.9(f) thereof:

“Lastly, notwithstanding anything to the contrary in this Agreement, JKC will not be required to comply with the terms and conditions of Section 1.8 in connection with any Proposed Sale (i) unless the only covenants or other agreements that JKC or any of its affiliates shall be required to make in connection with a Proposed Sale are reasonable covenants regarding publicity, press releases and similar matters (and, for the avoidance of doubt, in no event shall any non-compete, non-solicit or similar covenant or obligation be imposed on JKC or any of its affiliates), (ii) if doing so would have a disproportionately adverse effect on JKC as compared to the effect on the other holders of the Series A-2 Preferred; and (iii) if doing so would effect any amendment, extension or termination of any contractual or other relationship (other than the relationship contemplated by this Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement, the Amended and Restated Investor Rights Agreement and any other agreement between JKC and the Company the subject matter of which is primarily the equity of the Company owned by JKC) between JKC or any of its affiliates, on the one hand, and the Company, the acquirer or any of its or their respective affiliates, on the other hand.”

f. Section 3.5 to the Voting Agreement shall be amended and restated to read in its entirety as follows:

“3.5 Amendment, Modification, Termination or Waiver. This Agreement may be amended, modified or terminated (or provisions of this Agreement waived) only upon the written consent of (i) the Company and (ii) the holders of at least a majority of the outstanding shares of Series Preferred, voting together as a single class and on an as-converted basis, provided, however, that if such amendment, modification, termination or waiver has the effect of modifying the rights and/or obligations of the Key Holders in a manner that is adverse to the Key Holders, then such amendment, modification, termination or waiver shall require the written consent of the holders of a majority of the Key Holder Shares held by Key Holders then providing services to the Company as officers, employees or consultants; and provided further, any amendment to Section 1.2 or Section 1.9 which adversely affects the rights of Investec, Waveland Verdoso, Motorola or JKC shall require the written consent of the holders of a majority of the Series Preferred held by Investec, Waveland (or its affiliates), Verdoso (or its affiliates), Motorola (or its affiliates), or JKC (or its affiliates) as the case may be. Any amendment, modification, termination or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party provided, however, that notwithstanding the

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foregoing, for so long as fifteen million (15,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event) remain outstanding, Sections 1.2 and 1.3 shall not be amended or waived without the written consent of the holders of a majority of the Series Preferred, Section 1.2(a)(iii) of this Agreement shall not be amended or waived without the written consent of Verdoso so long as Verdoso holds at least four million (4,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event), Section 1.2(a)(iv) of this Agreement shall not be amended or waived without the written consent of Investec so long as Investec holds at least four million (4,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event), Section 1.2(a)(v) of this Agreement shall not be amended or waived without the written consent of Waveland, together with any WCP Investors, hold at least four million (4,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event), Section 1.2(a)(vi) of this Agreement shall not be amended or waived without the written consent of Motorola so long as Motorola and its affiliates hold at least seven million (7,000,000) shares of Series Preferred, Section 1.2(a)(vii) of this Agreement shall not be amended or waived without the written consent of JKC so long as JKC and its affiliates hold at least four million (4,000,000) shares of Series Preferred and Section 1.8 of this Agreement shall not be amended or waived without the written consent of holders of 70% of the Series Preferred, voting together as a separate class on an as-converted basis; provided, further that no provision of this Section 3.5 can be amended without the required percentage vote of the beneficiary of that provision. Notwithstanding the foregoing, this Agreement may be amended to add holders of additional series of the Company’s Preferred Stock as Investors by an instrument in writing signed by the Company and the holders of such series. Notwithstanding anything to the contrary in this Agreement, Section 3 .16 shall not apply to Motorola, and this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to Motorola, without the written consent of Motorola if such amendment, termination or waiver would (A) effect any amendment, extension or termination of any contractual or other relationship (other than those contemplated by this Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement, the Amended and Restated Investor Rights Agreement, that certain letter agreement dated August 29, 2016 between the Company and Motorola, and any other agreement between Motorola and the Company the subject matter of which is primarily the equity of the Company owrred by Motorola) between Motorola or any of its affiliates, on the one hand, and the

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Company, any of its subsidiaries or any of its or their respective affiliates, on the other hand, or (B) impose on Motorola any material obligations (including any non-competition or non-solicitation covenants or obligations) or material liabilities not otherwise contemplated by this Agreement, or increase any material liabilities or material obligations of Motorola under this Agreement. Lastly, notwithstanding anything to the contrary in this Agreement, Section 3.16 shall not apply to JKC, and this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to JKC, without the written consent of JKC if such amendment, termination or waiver would (A) effect any amendment, extension or termination of any contractual or other relationship (other than those contemplated by this Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement, the Amended and Restated Investor Rights Agreement and any other agreement between JKC and the Company the subject matter of which is primarily the equity of the Company owned by JKC) between JKC or any of its affiliates, on the one hand, and the Company, any of its subsidiaries or any of its or their respective affiliates, on the other hand, or (B) impose on JKC any material obligations (including any non-competition or non-solicitation covenants or obligations) or material liabilities not otherwise contemplated by this Agreement, or increase any material liabilities or material obligations of JKC under this Agreement.”

g. Exhibit A to the Voting Agreement shall be amended to add JKC as an “Investor” thereunder.

4. Amendment of the Co-Sale Agreement. The Co-Sale Agreement is hereby amended so that, upon issuance of the JKC Securities to JKC:

a. The introductory paragraph shall be amended to add the holders of Series A-2 Preferred Stock as parties thereto:

“This Amended and Restated Right of First Refusal and Co-Sale Agreement is made as of November 21, 2012 (the “Agreement”), by and among Sonim Technologies, Inc., a Delaware corporation (the “Company”), certain holders of the Company’s Series A Preferred Stock (the “Series A Preferred”), certain holders of the Company’s Series A-1 Preferred Stock (the “Series A-1 Preferred”), certain holders of the Company’s Series A-2 Preferred Stock (the “Series A-2 Preferred”) and certain holders of the Company’s Series B Preferred Stock (the “Series B Preferred” and, together with the Series A Preferred, Series A-1 Preferred and Series A-2 Preferred, the “Series Preferred”) listed on Exhibit A hereto (the “Major Investors”) and the holders of Common Stock and/or options to purchase Common

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Stock listed on Exhibit B hereto (each a “Common Holder,” collectively, the “Common Holders”). Capitalized terms used but not defined herein shall have the meanings set forth in that certain Preferred Stock Purchase and Exchange Agreement of even date herewith (the “Purchase Agreement”).”

b. Section 4.10 shall be amended to add the following sentence at the end of Section 4.10:

“Lastly, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to JKC without the written consent of JKC if such amendment, termination or waiver would (i) effect any amendment, extension or termination of any contractual or other relationship (other than those contemplated by this Agreement, the Amended and Restated Voting Agreement, the Amended and Restated Investor Rights Agreement and any other agreement between JKC and the Company the subject matter of which is primarily the equity of the Company owned by JKC) between JKC or any of its affiliates, on the one hand, and the Company, any of its subsidiaries or any of its or their respective affiliates, on the other hand, or (ii) impose on JKC any material obligations (including any non-competition or non-solicitation covenants or obligations) or material liabilities not otherwise contemplated by this Agreement, or increase any material liabilities or material obligations of JKC under this Agreement.”

c. Exhibit A to the Co-Sale Agreement shall be amended to add JKC as a “Major Investor” thereunder.

5. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one and the same instrument.

6. Except as expressly set forth herein, all other provisions of the Voting Agreement, the Rights Agreement and the Co-Sale Agreement shall remain in full force and effect. Upon consummation of the Closing (as defined in the Purchase Agreement), and contingent thereupon, this Amendment shall be deemed incorporated into and made a part of the Voting Agreement, the Rights Agreement and the Co-Sale Agreement, as applicable. For purposes of clarity, the parties acknowledge and agree that in the event the Closing (as defined in the Purchase Agreement) does not occur, this Amendment shall have no force or effect.

7. This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

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8. If one or more provisions of this Amendment are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, the (i) such provision shall be excluded from this Amendment, (ii) the balance of the Amendment shall be interpreted as if such provision were so excluded and (iii) the balance of the Amendment shall be enforceable in accordance with its terms.

9. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

THE COMPANY:

SONIM TECHNOLOGIES, INC.

By:	/s/ Bob Plaschke
Name:	Bob Plaschke
Title:	Chief Executive Officer

SIGNATURE PAGE TO SECOND OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:	VERDOSO INVESTMENTS S.A.

	By:	/s/ Frank Ullman
	Name:	Frank Ullman
	Title:	director

SIGNATURE PAGE TO SECOND OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:	INVESTEC INVESTMENTS (UK) LIMITED

	By:	/s/Andrew Nosworthy
	Name:	Andrew Nosworthy
	Title:	Authorised Signatory

	By:	/s/Andrew Neill
	Name:	Andrew Neill
	Title:	Authorised Signatory

SIGNATURE PAGE TO SECOND OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:	WAVELAND VENTURES V, LLC

	By:	Waveland Venture Partners LLC Its Managing Member

	By:	/s/ Vickie J. Greer
Vickie J. Greer, Manager
	Address:	19800 MacArthur Blvd., Suite 650 Irvine, CA 92612

WAVELAND VENTURES V QP, LLC
	By:	Waveland Venture Partners LLC Its Managing Member

	By:	/s/ Vickie J. Greer
Vickie J. Greer, Manager
	Address:	19800 MacArthur Blvd.,
Suite 650
Irvine, CA 92612

WAVELAND VENTURES V-A, LLC
	By:	Waveland Venture Partners LLC
Its Managing Member

	By:	/s/ Vickie J. Greer
Vickie J. Greer, Manager
	Address:	19800 MacArthur Blvd.,
Suite 650
Irvine, CA 92612

WAVELAND VENTURES V-A QP, LLC
	By:	Waveland Venture Partners LLC
Its Managing Member

	By:	/s/ Vickie J. Greer
Vickie J. Greer, Manager
	Address:	19800 MacArthur Blvd.,
Suite 650
Irvine, CA 92612

SIGNATURE PAGE TO SECOND OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:	WAVELAND VENTURES V-B, LLC

	By:	Waveland Venture Partners LLC
Its Managing Member

	By:	/s/ Vickie J. Greer
Vickie J. Greer
Manager
	Address:	19800 MacArthur Blvd.,
Suite 650
Irvine, CA 92612

SIGNATURE PAGE TO SECOND OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

NEW INVESTOR:	JVC KENWOOD CORPORATION

	By:	/s/ Kazuhiro Aigami
	Name:	Kazuhiro Aigami
Title, if applicable: Representative Director of the
Board, Executive Vice President,
Chief Operating Officer (COO) -
Public Service Sector,
COO Americas of JVC
KENWOOD Corporation
	Address:	3-12, Moriyacho, Kanagawa-ku
Yokohama-shi, Kanagawa
221-0022 Japan

SIGNATURE PAGE TO SECOND OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SONIM TECHNOLOGIES, INC.

OMNIBUS AMENDMENT TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT,

AMENDED AND RESTATED VOTING AGREEMENT AND AMENDED AND RESTATED RIGHT OF

FIRST REFUSAL AND CO-SALE AGREEMENT

This Omnibus Amendment to the Amended and Restated Investor Rights Agreement, Amended and Restated Voting Agreement and Amended and Restated Right of First Refusal and Co-Sale Agreement (this “Amendment”) is entered into as of August 29, 2016 by and between Sonim Technologies, Inc., a Delaware corporation (the “Company”) and the undersigned investors (the “Investors”).

WHEREAS, the Company and certain of the Investors previously have entered into the Amended and Restated Voting Agreement (the “Voting Agreement”), the Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Co-Sale Agreement”), and the Amended and Restated Investor Rights Agreement (the “Rights Agreement” and together with the Voting Agreement and Co-Sale Agreement, the “Agreements”) each dated as of November 21, 2012;

WHEREAS, pursuant to the terms thereof, the Company and the holders of a majority of the outstanding shares of Series A Preferred Stock (the “Series A Preferred”) and Series B Preferred Stock (the “Series B Preferred”, together with the Series A Preferred, the “Series Preferred”) may amend the Voting Agreement, the Co-Sale Agreement and the Rights Agreement;

WHEREAS, the Company and Motorola Solutions, Inc., a Delaware corporation (“Motorola”), have entered into a Series A-1 and Series A Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement”) on or around the date hereof pursuant to which the Company desires to sell, and Motorola desire to purchase, shares of Series A-1 Preferred, Series A Preferred and a Warrant exercisable for shares of Series A Preferred (the “Motorola Securities”). A condition to Motorola’s obligations under the Purchase Agreement is that the Company, Motorola and the other parties hereto enter into this Amendment for the purpose of setting forth the terms and conditions set forth below. The Company and Motorola each desire to facilitate the issuance and sale of the Motorola Securities agreeing to the terms and conditions set forth herein; and

WHEREAS, the Company and the Investors (who in the aggregate hold the requisite number of shares required to amend the Agreements) desire to amend the Agreements as provided herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Agreements to add parties as Investors. Effective and contingent upon the issuance of the Motorola Securities to Motorola, those parties listed on Exhibit A hereto (the “New Investors”) shall be added as Investors under each of the Voting Agreement and Rights Agreement, and, to the extent such New Investor is a “Major Investor” under the Rights Agreement, as a “Major Investor” under the Co-Sale Agreement, subject to the terms as provided herein and therein.

2. Amendment of Rights Agreement. The Rights Agreement is hereby amended so that, upon issuance of the Motorola Securities to Motorola:

a. Section 1.2(g) shall be amended and restated to read in its entirety as follows:

“(g) “Registrable Securities” means (1) Common Stock of the Company issuable or issued upon conversion of the Shares; (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities; (3) any shares of Common Stock of the Company issuable or issued upon conversion of shares of Preferred Stock of the Company issuable upon exercise or conversion of warrants held by the Investors and outstanding as of August 29, 2016. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 promulgated under the Securities Act, (ii) sold in a private transaction in which the transferor’s rights under Section 2.10 of this Agreement are not assigned or (iii) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all outstanding shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.”

b. Section 1.2(m) shall be amended and restated to read in its entirety as follows:

“(m) “Series Preferred” shall mean all shares of Series A Preferred, Series B Preferred and Series A-1 Preferred.”

c. Section 1.2 shall be amended to add the following clause (p):

“(p) “Series A-1 Preferred” shall mean all shares of the Company’s Series A-1 Preferred Stock held by the Investors.

d. Section 2.2(c)(i) shall be amended and restated to read in its entirety as follows:

“(i) prior to the earlier of (A) the tenth anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;”

e. Section 3.3 shall be amended to add the following clause (c) immediately after Section 3.3(b):

“(c) Notwithstanding anything to the contrary in this Agreement, Section 3.3(a) shall not apply to Motorola Solutions, Inc. (“Motorola”), which is subject to confidentiality obligations to the Company pursuant to a letter agreement dated as of August 29, 2016.”

f. Section 3.11 shall be amended and restated to read in its entirety as follows:

“3.11 Issuance of Series Preferred. The Company shall not make any issuance of Series Preferred other than (a) in payment of any Preferred Dividends (as defined in the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”)) as provided in the Certificate, and (b) pursuant to that certain Series A-1 and Series A Preferred Stock and Warrant Purchase Agreement and other convertible securities outstanding on August 29, 2016 (including for purposes of clarity the Warrant to Purchase Series A Preferred Stock held by Motorola) unless approved by the holders of a majority of the outstanding Series Preferred, calculated on an as-converted basis.”

g. Section 4.6(a) shall be amended and restated to read in its entirety as follows:

“(a) up to 36,871,326 shares of Common Stock or Preferred Stock issued pursuant to options, warrants or other rights to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board for the primary purpose of soliciting or retaining their services (individually, an ‘Equity Incentive’ and collectively, ‘Equity Incentives’), provided, that any unvested Common Stock repurchased by the Company pursuant to the terms of a restricted stock purchase agreement under which such Equity Incentive was issued and any Equity Incentive which expires unexercised (including, without limitation, Equity Incentives outstanding on the date hereof) may again be sold or granted under this Section 4.6(a) without counting another time against the limitation set forth above.”

h. Section 4.6(f) shall be amended and restated to read in its entirety as follows:

“(f) up to five percent (5%) of the fully diluted capitalization of the Company (defined to include all issued and outstanding shares of capital stock, all shares issued or issuable upon exercise on conversion of all convertible securities, options, warrants, or other purchase rights and all shares of capital stock reserved for future issuance) as of the close of business on August 29, 2016 issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution, or in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology license, transfer or development arrangements, in any case the terms of which are approved by the Board of Directors;”

i. Section 4.6(i) shall be amended and restated to read in its entirety as follows:

“(h) any Equity Securities issued upon exercise or conversion of any convertible securities that are outstanding as of August 29, 2016.”

j. Section 4.6(h) shall be deleted in its entirety.

k. Section 5.6 shall be amended to add the following new clause (e) immediately after clause (d):

“(e) Notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to Motorola without the written consent of Motorola if such amendment, termination or waiver would (i) effect any amendment, extension or termination of any contractual or other relationship (other than those contemplated by this Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement, the Amended and Restated Voting Agreement, that certain letter agreement dated August 29, 2016 between the Company and Motorola, and any other agreement between Motorola and the Company the subject matter of which is primarily the equity of the Company owned by Motorola) between

Motorola or any of its affiliates, on the one hand, and the Company, any of its subsidiaries or any of its or their respective affiliates, on the other hand, or (ii) impose on Motorola any material obligations (including any non-competition or non-solicitation covenants or obligations) or material liabilities not otherwise contemplated by this Agreement, or increase any material liabilities or material obligations of Motorola under this Agreement.”

l. Exhibit A to the Rights Agreement shall be amended to add the New Investors as “Investors” thereunder.

3. Amendment of Voting Agreement. The Voting Agreement is hereby amended so that, upon issuance of the Motorola Securities to Motorola:

a. The introductory paragraph of the Voting Agreement shall be amended to add the holders of Series A-1 Preferred Stock as parties to the Co-Sale Agreement:

“This Amended and Restated Voting Agreement (the “Agreement”) is made and entered into as of November 21, 2012, by and among SONIM TECHNOLOGIES, INC., a Delaware corporation (the “Company”), those certain holders of the Company’s Common Stock (“Common Stock”) and options to purchase Common Stock (“Options”) listed on Exhibit A hereto (each a “Key Holder” and together, the “Key Holders”) and those holders of the Company’s Common Stock, Series A Preferred Stock (the “Series A Preferred”), Series A-1 Preferred Stock (the “Series A-1 Preferred”) and Series B Preferred Stock (the “Series B Preferred” and, together with the Series A Preferred, the “Series Preferred”) and/or Common Stock into which any shares of Series Preferred have been, or will be, converted listed on Exhibit B hereto (the “Investors”). Capitalized terms used but not defined herein shall have the meanings set forth in that certain Preferred Stock Purchase and Exchange Agreement of even date herewith (the “Purchase Agreement”).”

b. Section 1.2 shall be amended and restated to read in its entirety as follows: “

1.2 Election of Directors. On all matters relating to the election of directors of the Company, the Key Holders and the Investors agree to vote all Key Holder Shares and Investor Shares held by them (or the holders thereof shall consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect members of the Company’s Board of Directors (the ‘Board’) as follows:

(a) For so long as fifteen million (15,000,000) shares of Series Preferred remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event), the holders of Series Preferred, voting together as a single class on an as-converted basis, shall be entitled to elect seven (7) directors of the Company which shall include:

(i) the Company’s chief executive officer (the ‘CEO’), who initially shall be Bob Plaschke;

(ii) an independent director, who shall initially be John Giere;

(iii) one director who shall be designated by Verdoso Investments S.A. (‘Verdoso’) or its affiliates, provided that Verdoso holds at least four million (4,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event), who initially shall be Franck Ullmann;

(iv) one director who shall be designated by Investec Bank plc (‘Investec’) or its affiliates, provided that Investec or its affiliates holds at least four million (4,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event), who shall initially be Maurice Hochschild

(v) one director who shall be designated by Waveland Venture Partners LLC (‘Waveland’) or its affiliates, provided that Waveland, together with any WCP Investors (as defined in the Company’s Preferred Stock Purchase and Exchange Agreement dated November 21, 2012), if applicable, hold at least four million (4,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event), who initially shall be Sam Irvani;

(vi) on or after November 1, 2017, one director who shall be designated by Motorola Solutions, Inc. (‘Motorola’) or its affiliates, provided that Motorola and its affiliates hold at least hold at least seven million (7,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event); and (vi) Any vote taken to remove any director elected pursuant to this Section 1.2(a), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(a), shall also be subject to the provisions of this Section 1.2(a).”

c. Section 1.3 shall be amended and restated to read in its entirety as follows:

“1.3 [Reserved.]”

d. Section 1.8 shall be amended and restated to read in its entirety as follows:

“1.8 Change of Control. In the event that the holders of at least 70% of the outstanding shares of Series Preferred, calculated on an as-converted basis and voting as a single class on a common equivalent basis approve a transaction or series of transactions that qualify as either an “Acquisition” or “Asset Transfer” as defined in Article IV Section D.4. of the Certificate and determine that this Section 1.8 should apply to such transaction or series of transactions (such approved Acquisition or Asset Transfer is hereinafter referred to as an “Approved Sale” and such votes approving the Approved Sale are hereinafter referred to as the ‘Requisite Votes’), then subject to Section 1.9, the Key Holders and the Investors shall each consent to, vote for and raise no objections to the Approved Sale, and (i) if the Approved Sale is structured as a merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, the Key Holders and Investors shall each waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) if the Approved Sale is structured as a sale of the stock of the Company, the Key Holders and Investors shall each agree to sell their Key Holder Shares and Investor Shares on the terms and conditions approved by the Requisite Votes. The Key Holders and the Investors shall each take all necessary and desirable actions approved by the Requisite Votes in connection with the consummation of the Approved Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to (i) provide the representations, warranties, indemnities, covenants, conditions, non-compete agreements, escrow agreements and other provisions and agreements relating to such Approved Sale (provided that no Investor shall be required to agree to any operational covenants in connection with such Approved Sale, including noncompetition and nonsolicitation covenants), and (ii) subject to the provisions contained within the Certificate, effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale.”

e. The following Section 1.9 shall be added to the Voting Agreement:

“1.9 Exceptions to Change of Control. Notwithstanding the foregoing, no Investor or Key Holder will be required to comply with Section 1.8 in connection with any proposed Approved Sale (the “Proposed Sale”), unless:

(a) any representations and warranties to be made by such Investor or Key Holder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to the shares of capital stock of the Company held by such Investor or Key Holder (as the case may

be), including, but not limited to, representations and warranties that (i) such Investor or Key Holder holds all right, title and interest in and to the shares of capital stock of the Company such Investor or Key Holder (as the case may be) purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of such Investor or Key Holder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by such Investor or Key Holder have been duly executed by such Investor or Key Holder and delivered to the acquirer and are enforceable against such Investor or Key Holder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of such Investor’s or Key Holder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(b) such Investor or Key Holder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(c) the liability for indemnification, if any, of such Investor or Key Holder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company), and subject to the provisions of the Certificate related to the allocation of the escrow, is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Investor or Key Holder in connection with such Proposed Sale, except with respect to claims related to fraud by such Investor or Key Holder, the liability for which need not be limited as to such Investor or Key Holder;

(d) liability shall be limited to such Investor’s or Key Holder’s applicable share (determined based on the respective proceeds payable to each stockholder in connection with such Proposed Sale in accordance with the provisions of the Certificate) of a negotiated aggregate indemnification amount that applies equally to all stockholders but that in no event exceeds the amount of consideration otherwise payable to such Investor or Key Holder in connection with such Proposed Sale, except with respect to claims related to fraud by such Investor or Key Holder, the liability for which need not be limited as to such Investor or Key Holder;

(e) upon the consummation of the Proposed Sale (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Series Preferred will receive the same amount of consideration per share of such series of Series Preferred as is received by other holders in respect of their shares of such same series in payment of the liquidation preferences payable in respect to such series of Series Preferred, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) the aggregate consideration legally available for distribution to the Company’s stockholders shall be allocated among the holders of Series Preferred and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Series Preferred and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Certificate; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for the Key Holder Shares or Investor Shares, as applicable, pursuant to this Section 1.9(e) includes any securities and due receipt thereof by any Key Holder or Investor would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Key Holder or Investor of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Key Holder or Investor in lieu thereof, against surrender of the Key Holder Shares or Investor Shares, as applicable, which would have otherwise been sold by such Key Holder or Investor, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Key Holder or Investor would otherwise receive as of the date of the issuance of such securities in exchange for the Key Holder Shares or Investor Shares, as applicable; and

(f) subject to clause (e) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option; provided, however, that nothing in this Subsection 1.9(f) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s shareholders.

Notwithstanding anything to the contrary in this Agreement, Motorola will not be required to comply with the terms and conditions of Section 1.8 in connection with any Proposed Sale (i) unless the only covenants or other agreements that Motorola or any of its affiliates shall be required to make in connection with a Proposed Sale are reasonable covenants regarding publicity, press releases and similar matters (and, for the avoidance of doubt, in no event shall any non-compete, non-solicit or similar covenant or obligation be imposed on Motorola or any of its affiliates), (ii) if doing so would have a disproportionately adverse effect on Motorola as compared to the effect on the other holders of the Series A Preferred or Series A-1 Preferred; and (iii) if doing so would effect any amendment, extension or termination of any contractual or other relationship (other than the relationship contemplated by this Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement, the Amended and Restated Investor Rights Agreement, that certain letter agreement dated August 29, 2016 between the Company and Motorola, and any other agreement between Motorola and the Company the subject matter of which is primarily the equity of the Company owned by Motorola) between Motorola or any of its affiliates, on the one hand, and the Company, the acquirer or any of its or their respective affiliates, on the other hand.”

f. Section 3.5 to the Voting Agreement shall be amended and restated to read in its entirety as follows:

“3.5 Amendment, Modification, Termination or Waiver. This Agreement may be amended, modified or terminated (or provisions of this Agreement waived) only upon the written consent of (i) the Company and (ii) the holders of at least a majority of the outstanding shares of Series Preferred, voting together as a single class and on an as-converted basis, provided, however, that if such amendment, modification, termination or waiver has the effect of modifying the rights and/or obligations of the Key Holders in a manner that is adverse to the Key Holders, then such amendment, modification, termination or waiver shall require the written consent of the holders of a majority of the Key Holder Shares held by Key Holders then providing services to the Company as officers, employees or consultants; and provided further, any amendment to

Section 1.2 or Section 1.9 which adversely affects the rights of Investec, Waveland Verdoso or Motorola shall require the written consent of the holders of a majority of the Series Preferred held by Investec, Waveland (or its affiliates), Verdoso (or its affiliates) or Motorola (or its affiliates), as the case may be. Any amendment, modification, termination or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party provided, however, that notwithstanding the foregoing, for so long as fifteen million (15,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event) remain outstanding, Sections 1.2 and 1.3 shall not be amended or waived without the written consent of the holders of a majority of the Series Preferred, Section 1.2(a)(iii) of this Agreement shall not be amended or waived without the written consent of Verdoso so long as Verdoso holds at least four million (4,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event), Section 1.2(a)(iv) of this Agreement shall not be amended or waived without the written consent of Investec so long as Investec holds at least four million (4,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event), Section 1.2(a)(v) of this Agreement shall not be amended or waived without the written consent of Waveland, together with any WCP Investors, hold at least four million (4,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or similar event), Section 1.2(a)(vi) of this Agreement shall not be amended or waived without the written consent of Motorola so long as Motorola and its affiliates hold at least seven million (7,000,000) shares of Series Preferred and Section 1.8 of this Agreement shall not be amended or waived without the written consent of holders of 70% of the Series Preferred, voting together as a separate class on an as-converted basis; provided, further that no provision of this Section 3.5 can be amended without the required percentage vote of the beneficiary of that provision. Notwithstanding the foregoing, this Agreement may be amended to add holders of additional series of the Company’s Preferred Stock as Investors by an instrument in writing signed by the Company and the holders of such series. Lastly, notwithstanding anything to the contrary in this Agreement, Section 3.16 shall not apply to Motorola, and this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to Motorola without the written consent of Motorola if such amendment, termination or waiver would (A) effect any amendment, extension or termination of any contractual or other relationship (other than those contemplated by this Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement, the Amended and Restated Investor Rights Agreement, that certain letter agreement dated August

29, 2016 between the Company and Motorola, and any other agreement between Motorola and the Company the subject matter of which is primarily the equity of the Company owned by Motorola) between Motorola or any of its affiliates, on the one hand, and the Company, any of its subsidiaries or any of its or their respective affiliates, on the other hand, or (B) impose on Motorola any material obligations (including any non-competition or non-solicitation covenants or obligations) or material liabilities not otherwise contemplated by this Agreement, or increase any material liabilities or material obligations of Motorola under this Agreement.”

g. Exhibit A to the Voting Agreement shall be amended to add the New Investors as “Investors” thereunder.

4. Amendment of the Co-Sale Agreement. The Co-Sale Agreement is hereby amended so that, upon issuance of the Motorola Securities to Motorola:

a. The introductory paragraph shall be amended to add the holders of Series A-1 Preferred Stock as parties to the Co-Sale Agreement:

“This Amended and Restated Right of First Refusal and Co-Sale Agreement is made as of November 21, 2012 (the “Agreement”), by and among Sonim Technologies, Inc., a Delaware corporation (the “Company”), certain holders of the Company’s Series A Preferred Stock (the “Series A Preferred”), certain holders of the Company’s Series A-1 Preferred Stock (the “Series A-1 Preferred”) and certain holders of the Company’s Series B Preferred Stock (the “Series B Preferred” and, together with the Series A Preferred and Series A-1 Preferred, the “Series Preferred”) listed on Exhibit A hereto (the “Major Investors”) and the holders of Common Stock and/or options to purchase Common Stock listed on Exhibit B hereto (each a “Common Holder,” collectively, the “Common Holders”). Capitalized terms used but not defined herein shall have the meanings set forth in that certain Preferred Stock Purchase and Exchange Agreement of even date herewith (the “Purchase Agreement”).”

b. Section 4.10 shall be amended to add the following sentence at the end of Section 4.10:

“Notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to Motorola without the written consent of Motorola if such amendment, termination or waiver would (i) effect any amendment, extension or termination of any contractual or other relationship (other than those contemplated by this Agreement, the Amended and Restated Voting Agreement, the Amended and Restated Investor Rights Agreement,

that certain letter agreement dated August 29, 2016 between the Company and Motorola, and any other agreement between Motorola and the Company the subject matter of which is primarily the equity of the Company owned by Motorola) between Motorola or any of its affiliates, on the one hand, and the Company, any of its subsidiaries or any of its or their respective affiliates, on the other hand, or (ii) impose on Motorola any material obligations (including any non-competition or non-solicitation covenants or obligations) or material liabilities not otherwise contemplated by this Agreement, or increase any material liabilities or material obligations of Motorola under this Agreement.”

c. Exhibit A to the Co-Sale Agreement shall be amended to add each New Investor that is a “Major Investor” as defined in the Rights Agreement as a “Major Investor” thereunder.

5. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one and the same instrument.

6. Except as expressly set forth herein, all other provisions of the Voting Agreement, the Rights Agreement and the Co-Sale Agreement shall remain in full force and effect. This Amendment shall be deemed incorporated into and made a part of the Voting Agreement, the Rights Agreement and the Co-Sale Agreement, as applicable.

7. This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

8. If one or more provisions of this Amendment are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, the (i) such provision shall be excluded from this Amendment, (ii) the balance of the Amendment shall be interpreted as if such provision were so excluded and (iii) the balance of the Amendment shall be enforceable in accordance with its terms.

9. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

THE COMPANY:

SONIM TECHNOLOGIES, INC.

By:	/s/ Richard Long
Name: Richard Long
Title: Chief Financial Officer

SIGNATURE PAGE TO OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:	VERDOSO INVESTMENTS S.A.

	By:	/s/ Frank Ullman
Name:
Title:

SIGNATURE PAGE TO OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:	INVESTEC INVESTMENTS (UK) LIMITED

	By:	/s/ Maurice Hochschild
Name: Maurice Hochschild
Title: Authorised Signatory

	By:	/s/ Andrew Nosworthy
Name: Andrew Nosworthy
Title: Authorised Signatory

SIGNATURE PAGE TO OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:	WAVELAND VENTURES V, LLC

	By:	Waveland Venture Partners LLC
Its Managing Member

	By:	/s/ Vickie J. Greer
Vickie J. Greer
Manager

Address: 19800 MacArthur Blvd.,
Suite 650
Irvine, CA 92612

WAVELAND VENTURES V QP, LLC

	By:	Waveland Venture Partners LLC
Its Managing Member

	By:	/s/ Vickie J. Greer
Vickie J. Greer
Manager

Address: 19800 MacArthur Blvd.,
Suite 650
Irvine, CA 92612

WAVELAND VENTURES V-A, LLC

	By:	Waveland Venture Partners LLC
Its Managing Member

	By:	/s/ Vickie J. Greer
Vickie J. Greer
Manager

Address: 19800 MacArthur Blvd.,
Suite 650
Irvine, CA 92612

WAVELAND VENTURES V-A QP, LLC

	By:	Waveland Venture Partners LLC
Its Managing Member

	By:	/s/ Vickie J. Greer
Vickie J. Greer
Manager

Address: 19800 MacArthur Blvd.,
Suite 650
Irvine, CA 92612

SIGNATURE PAGE TO OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:	WAVELAND VENTURES V-B, LLC

	By:	Waveland Venture Partners LLC
Its Managing Member

	By:	/s/ Vickie J. Greer
Vickie J. Greer
Manager

Address: 19800 MacArthur Blvd.,
Suite 650
Irvine, CA 92612

SIGNATURE PAGE TO OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

NEW INVESTOR:	MOTOROLA SOLUTIONS, INC.

	By:	/s/ Eduardo Conrado
Name: Eduardo Conrado
Title: EVP – Strategy and Innovation Office

Address: 500 W. Monroe Street
Chicago, IL 60661

SIGNATURE PAGE TO OMNIBUS AMENDMENT TO INVESTOR RIGHTS AGREEMENT,

VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

EXHIBIT A

New Investors

Motorola Solutions, Inc.

The Abell Family Trust

Latta L. Brannan, Jr. and Bonnie W. Brannan

The Damico Gonzalez Living Trust dated 8/16/2007

Gary Knoche

The Michael and Vickie Greer Family Trust

The Maichen Family Trust dated 7/13/1999

Mullard Investments LLC

Ronald Russell Trust dated 11/12/1991

Timothy Zimcosky and Linda Zimcosky

Reisner Millenium Trust

Verdoso Investments S.A.

Investec Investments (UK) Limited

Waveland Ventures V, LLC

Waveland Ventures V QP, LLC

Waveland Ventures V-A, LLC

Waveland Ventures V-QP, LLC

Waveland Ventures V-B, LLC

SONIM TECHNOLOGIES, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of November 21, 2012, by and among SONIM TECHNOLOGIES, INC., a Delaware corporation (the “Company”) and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.” Capitalized terms used but not defined herein shall have the meanings set forth in that certain Preferred Stock Purchase and Exchange Agreement of even date herewith (the “Purchase Agreement”).

RECITALS

WHEREAS, certain of the Investors have agreed to purchase (subject to certain conditions) shares of the Company’s Series A Preferred Stock (“Series A Preferred”), pursuant the Purchase Agreement;

WHEREAS, the execution of the Purchase Agreement is conditioned upon the execution and delivery of this Agreement;

WHEREAS, prior to the date hereof, all outstanding shares of Prior Preferred were converted into shares of Common Stock upon the election of the holder of a majority of the then-outstanding Series 4 Preferred Stock and Series 4-A Preferred Stock;

WHEREAS, pursuant to the terms of the Purchase Agreement, certain of the Investors may participate in the Exchange and exchange certain shares of Converted Common for shares of Series B Preferred Stock (the “Series B Preferred”) and in certain cirumstances Series A Preferred;

WHEREAS, the Investors (as defined in the Prior Agreement) and the Company are parties to an Amended and Restated Investor Rights Agreement dated November 3, 2009, as amended (the “Prior Agreement”);

WHEREAS, the parties to the Prior Agreement desire to amend in full and restate the Prior Agreement as set forth below; and

WHEREAS, in connection with the execution of the Purchase Agreement, the Company and the Investors have agreed to the registration rights, information rights, and other rights as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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SECTION 1. GENERAL.

1.1 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of the Agreement by the Company and the holders of a majority of the Converted Common issued upon conversion of the Series Preferred (as defined in the Prior Agreement), pursuant to the provisions of Section 5.6 thereof. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement.

1.2 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(b) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c) “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

(d) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(e) “Qualified Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act in which the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $50,000,000.

(f) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g) “Registrable Securities” means (1) Common Stock of the Company issuable or issued upon conversion of the Shares; (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities; (3) any shares of Common Stock of the Company issuable or issued upon conversion of shares of Preferred Stock of the Company issuable upon exercise or

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conversion of warrants held by the Investors and outstanding as of the date hereof. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 promulgated under the Securities Act, (ii) sold in a private transaction in which the transferor’s rights under Section 2.10 of this Agreement are not assigned or (iii) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all outstanding shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.

(h) “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

(i) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel in the case of a Registration Statement on Form S-1 or fifteen thousand dollars ($15,000) in the case of a Registration Statement on Form S-3 for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(j) “SEC” or “Commission” means the Securities and Exchange Commission.

(k) “Securities Act” shall mean the Securities Act of 1933, as amended.

(l) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(m) “Series Preferred” shall mean all shares of the Series A Preferred and the Series B Preferred.

(n) “Shares” shall mean the Series Preferred held by the Investors listed on Exhibit A hereto and their permitted assigns.

(o) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

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SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company, in writing, of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require the transferee to be bound by the terms of this Agreement.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a. corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) an entity affiliated by common management or control (or other related entity) with such Holder, or (E) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder, provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

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THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least forty percent (40%) of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of the Registrable Securities then outstanding with an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $7,500,000 (a “Qualified Public Offering”), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use commercially reasonable efforts to effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable

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Securities in such registration shall be conditioned upon such Holder’s participation. in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company and a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) prior to the earlier of (A) the third anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to a public offering, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement, within ninety (90) days;

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of

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not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such 120 day period, other than a Special Registration Statement;

(vi) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company and registration statements effected pursuant to Section 2.2 or by the Company for stockholders other than the Holders, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Upon the written request of each Holder, the Company shall, subject to the provisions of Section 2.2(c), use commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be

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underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least .ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3. Registration. In case the Company shall receive from the Initiating Holders a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Initiating Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, use commercially reasonable efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

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(i) if Form S-3 is not available for such offering by the Initiating Holders; or

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than three million dollars ($3,000,000); or

(iii) if within thirty (30) days of receipt of a written request from the Initiating Holders pursuant to this Section 2.4, the Company gives notice to such Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

(iv) if the Company shall furnish to the Initiating Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period, other than a Special Registration Statement; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Initiating Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company including the reasonable expenses of one special counsel to selling stockholders. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of

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shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes, in the good faith judgment of the Board, that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. No more than two (2) such Suspension Periods shall occur in any twelve (12) month period. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

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(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwritten in an underwritters public offering addressed to the underwriters.

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2.7 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect on the first to occur of (i) five (5) years after the date of the Company’s Initial Offering or (ii) as to any Holder, at such time as such Holder is able to offer for sale all of its Registrable Securities within a three (3) month period pursuant to Rule 144 of the Securities Act and such Holder owns less than one percent (1%) of the Registrable Securities.

2.8 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, as such expenses are incurred (upon delivery of a bona fide invoice or other documentation indicating the accrual of such expenses); provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss,

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claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act ( collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and

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expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified paiiy as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying paiiy or by the indemnified paiiy and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified party of a release from all liability in respect to such claim or litigation.

2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, affiliate or stockholder of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) acquires at least 10% of the total Registrable Securities or at least fifty percent (50%) of the Registrable Securities held by such Holder; or (d) is an entity affiliated by common management or control (or other related entity)· with such Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

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2.11 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived ( either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder. ·

2.12 Limitation on Subsequent Registration Rights. Other than as provided in Section 5.11, after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights on a parity with or senior to those granted to the Holders hereunder, other than the right to a Special Registration Statement.

2.13 “Market Stand-Off’ Agreement. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that:

(i) such agreement shall apply only to the Company’s Initial Offering; and

(ii) all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities enter into similar agreements.

2.14 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.13 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be reasonably required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.13 and this Section 2.14 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of

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said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.13 and 2.14. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.13 and 2.14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.15 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective. date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b) So long as an Investor (with its affiliates) continues to hold at least two million five hundred thousand (2,500,000) shares (as adjusted for stock splits, dividends and the like) of Series Preferred (a “Major Investor”), to the extent requested by such Major Investor, (i) as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred fifty (150) days thereafter, the Company will furnish such Major Investor a balance sheet of the Company, as at the end of such year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally

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accepted accounting principles consistently applied and audited and certified by independent public accountants of nationally recognized standing selected by the Company and (ii) as soon as practicable after the end of each fiscal quarter of the Company, and in any event within thirty (30) days thereafter, the Company will furnish such Major Investor a balance sheet of the Company, as at the end of such quarter, and a statement of income and a statement of cash flows of the Company, for such quarter, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the same quarter the previous fiscal year, all in reasonable detail.

(c) So long as an Investor (with its affiliates) continues to be a Major Investor, to the extent requested by such Major Investor the Company will furnish each such Major Investor: (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied ( except as noted thereon), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

3.2 Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidialies with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

3.3 Confidentiality of Records; Competing Investments.

(a) (i) Each Investor agrees to use and to keep confidential any information concerning the Company’s intellectual property furnished to it that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent of such Investor for the sole purpose of evaluating its investment in the Company, to an Investor’s employees, counsel, accountants or other professional advisors, or to any other Investor entitled to receive such information; (ii) at such time as it enters the public domain through not fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; (v) to the extent an Investor is required to disclose information pursuant to any law, statute, rule or regulation or any order of any court or jurisdiction process or pursuant to any direction, request or requirement

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(whether or not having the force of law but if not having the force of law being of a type with which institutional investors in the relevant jurisdiction are accustomed to comply) to any self-regulating organization: or any governmental, fiscal, monetary or other authority; or (vi) to the extent that an Investor is required to disclose information for the sole purposes of protecting such Investor’s rights or interest with respect to the Company, whether under this Agreement or otherwise; provided, however, that nothing contained herein shall be deemed to limit an Investor that is a venture capital or other private equity firm from disclosing the Company’s confidential information to its partners, limited partners, affiliates, investors, to any employee of its affiliates, or to any other holder of the Company’s stock.

(b) The Company and each Investor hereby acknowledge that some or all of the Investors are professional investment funds, and as such invest in numerous portfolio companies, some of which may be competitive with the Company’s business. No Investor shall be liable to the Company or to any other Investor for any claim arising out of, or based upon, (i) the investment by Investor in any entity competitive to the Company, or (ii) actions taken by any partner, officer or other representative of any Investor to assist any such competitive company, whether or not such action was taken as a board member of such competitive company, or otherwise.

3.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5 Stock Vesting. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the company, and (b) seventy-five percent (75%) of such stock shall vest over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee shall have the option to purchase at cost any unvested shares of stock held by such person.

3.6 Key Person Insurance. Subject to the approval of the Board of Directors, the Company will use its best efforts to obtain and maintain in full force and effect term life insurance on the lives of one or more of the Company’s executive officers as determined by the Board of Directors, naming the Company as beneficiary, in an amount of at least one million dollars ($1,000,000).

3.7 Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement and/or Consulting Agreement substantially in a form approved by the Company’s counsel.

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3.8 Reimbursement of Director Expenses. The Company will reimburse non-employee members of the Board of Directors for reasonable expenses incurred in attending meetings of the Board of Directors.

3.9 Assignment of Right of First Refusal. In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company’s outstanding capital stock pursuant to the Company’s charter documents, the Company shall, upon authorization of the Board of Directors and to the extent it may do so, assign such right of first refusal or right of first offer to each Major Investor. In the event of such assignment, each Major Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be transferred. Each Major Investor’s pro rata portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be transferred by (ii) a fraction, the numerator of which is the number of shares of capital stock of the Company held by such Major Investor at the time of the proposed transfer and the denominator of which is the total number of shares owned by all Major Investors at the time of such proposed transfer. If not all of the Investors elect to purchase their pro rata share of the · capital stock to be transferred, then those Investors who do so elect to purchase shall have the right to acquire their pro rata share of such unsubscribed shares based upon the number of shares of Common Stock (including shares of Common Stock issuable or issued upon conversion of the Shares) held by the Investors who exercised their rights under this Section 3.9. In addition, to the extent that this Section 3.9 is in conflict with the provisions of that certain Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith (the “Co-Sale Agreement”), the provisions in the Co-Sale Agreement shall control.

3.10 Directors’ Liability and Indemnification; Director and Officer Liability Insurance. The Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. The Company shall enter into indemnification agreements with each of its directors substantially in a form approved by the Company’s counsel. In addition, unless the Board of Directors of the Company determines to the contrary, the Company will maintain ‘in full force and effect director and officer liability insurance in the minimum amount of one million dollars ($1,000,000), and shall pay all premiums due on such policy as they become due. The Company shall not make any material alteration to the terms of, or the coverage provided by, such policy without the unanimous approval of the Board.

3.11 Issuance of Series A Preferred and Series B Preferred. The Company shall not make any issuance of Series A Preferred and Series B Preferred other than pursuant to the Purchase Agreement and other convertible securities outstanding on the date hereof (including for purposes of clarity the Warrant to Purchase Series B Preferred Stock held by Guinness Mahon & Co. Limited, an affiliate of Investec Bank plc (“Investec”), and the Warrant to Purchase Series B Preferred Stock held by Verdoso Investments S.A.) unless approved by the holders of a majority of the outstanding Series Preferred, calculated on an as-converted basis.

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3.12 Compliance with Laws Covenant. the Company shall continue to comply with applicable statutes, rules and regulations, including those relating to (a) the environment or occupational health and safety, and (b) equal employment opportunity and other laws related to employment, including, but not limited to, the health and safety of such employees and any labor rights of such employees. The Company shall notify the Major Investors promptly if the Company (or any of its subsidiaries) shall be in material violation of any applicable statutes, rules or regulations.

3.13 Visitation Rights. So long as (i) Investec or an affiliate thereof holds at least 4,000,000 shares of Series preferred (subject to adjustment for any stock split, reverse stock split or similar event) and (ii) Investec does not have a designee serving as a member of the Board of Directors of the Company pursuant to Section 1.2(a)(iv) of the Amended and Restated Voting Agreement among the Company and certain of its investors of even date herewith, the Company shall allow one representative designated by Investec to attend all meetings of the Company’s Board of Directors in a nonvoting capacity, and, in connection therewith, the Company shall give such representative copies of all notices, minutes, consents, and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information, or for other similar reasons. The decision of the Board of Directors of the Company with respect to the privileged or confidential nature of such information shall be final and binding.

3.14 Series B Preferred. For so long as any holder of Series B preferred owns greater than 22.5% of the outstanding capital stock of the Company, on a fully diluted, as converted to common stock basis (each, a “22 1⁄2 Percent Holder”), and except as otherwise provided by the terms set forth in the Company’s Amended and Restated Certificate of Incorporation, neither the rights, preferences, privileges and restrictions of the Series B Preferred, nor the definitions set forth in Sections 2.2 and 2.13 of the Purchase Agreement, will be amended in an adverse manner without the consent of each 22 1⁄2 Percent Holder.

3.15 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Section 3.3) shall expire and terminate as to each Investor upon the effective date of the registration statement pertaining to the Qualified Initial Offering or upon the closing of an Acquisition or Asset Transfer. For purposes of this Agreement, “Acquisition” and “Asset Transfer” shall have the meanings given them in the Company’s Amended and Restated Certificate of Incorporation.

SECTION 4. RIGHTS OF FIRST REFUSAL.

4.1 Subsequent Offerings. Subject to applicable securities laws, each Major Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4. 7 hereof. Each

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Major Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or the conversion or exercise of any other outstanding convertible or exercisable securities of the Company) which such Major Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the conversion or exercise of any other outstanding convertible or exercisable securities) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have twenty-one (21) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons. If not all of the Major Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to acquire such unsubscribed shares on a pro rata basis based upon the number of shares of Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or the conversion or exercise of any other outstanding convertible or exercisable securities of the Company) held by the Major Investors who exercised their full rights under Section 4.2. The Major Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Major Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Major Investor’s rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company’s notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

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4.4 Termination ,and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to the Company’s Qualified Initial Offering, or upon the closing of an Acquisition or Asset Transfer. The rights of first refusal established by this Section 4 may be amended, or any provision waived as permitted by Section 5.6.

4.5 Transfer of Rights of First Refusal. The rights of first refusal of each Major Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration tights pursuant to Section 2.1 O(a), (b) or ( d), and to any other transferee if such transferee has purchased and holds a sufficient number of shares of Series 4 Preferred to be deemed a Major Investor.

4.6 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a) up to 25,000,000 shares of Common Stock (the “Base Option Pool”) that is approved by the Company’s Board of Directors, issued after the original issue date of the Series A Preferred pursuant to such options, warrants or other rights to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board for the primary purpose of soliciting or retaining their services (individually, an “Equity Incentive” and collectively, “Equity Incentives”); provided further, that for purposes of the Base Option Pool any unvested Common Stock repurchased by the Company pursuant to the terms of a restricted stock purchase agreement under which such Equity Incentive was issued and any Equity Incentive which expires unexercised (including, without limitation, Equity Incentives outstanding on the date hereof) may again be sold or granted under this Section 4.7(a) without counting another time against the limitations set forth above.

(b) stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant .to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with or were inapplicable pursuant to any provision of this Section 4.7 with respect to the initial sale or grant by the Company of such rights or agreements;

(c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

(d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e) shares of Common Stock issued upon conversion of shares of the Company’s Preferred Stock;

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(f) up to five percent (5%) of the fully diluted capitalization of the Company ( defined to include all issued and outstanding shares of capital stock, all shares issued or issuable upon exercise on conversion of all convertible securities, options, wan-ants, or other purchase . rights and all shares of capital stock reserved for future issuance) issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution, or in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology license, transfer or development arrangements, in any case the terms of which are approved by the Board of Directors;

(g) any Equity Securities that are issued by the Company in a public offering in which all outstanding shares of Preferred Stock will convert into shares of Common Stock under the terms of the Company’s Certificate of incorporation, as amended from time to time;

(h) any Equity Securities issued by the Company pursuant to the terms of Section 1 of the Purchase Agreement or the Restated LSA and all warrants exercisable for shares of Series A Preferred and Series B Preferred (and the shares of Series A Preferred and Series B Preferred, as applicable, issued upon exercise of such warrants and all shares of Common Stock issued upon conversion thereof) that are outstanding on the date hereof; and

(i) any Equity Securities issued to Investec in connection with loans that may be provided to the Company by Investec, provided that the terms of such loans and such issuances of Equity Securities are approved by the Board of Directors.

SECTION 5. MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and to be performed entirely within California.

5.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

23

5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5 Waiver of Right to Receive Prior Annual Financial Statements. To the extent the Company has failed to comply with the obligation to deliver its audited financial statements to the Major Investors (as defined in the Prior Agreement) and its unaudited financial statements to the Major Investors (as defined in the Prior Agreement) pursuant to Section 3.1 of the Prior Agreement prior to the date hereof, such compliance is hereby waived.

5.6 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified, or the rights and obligations of the parties hereto may be waived, only upon the written consent of (i) the Company and (ii) the holders of a majority, calculated on an as-converted basis, of the Series Preferred; provided however that any amendment or waiver that materially, adversely and disproportionately affects any Major Investor in a manner different from the other Major Investors (disregarding for such purposes differences that are inherently based on the number of shares held) shall require the written consent of such affected Major Investor.

(b) Anything to the contrary notwithstanding, any. Investor or Holder may waive any of its own rights under this Agreement, either temporarily or permanently, by executing a waiver in writing of such rights.

(c) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

( d) After completion of the purchase and sale of Series Preferred pursuant to the Purchase Agreement and the recapitalization, Exhibit A hereto shall be updated to accommodate changes in the holdings of the Company’s Series Preferred and Common Stock by the parties to this Agreement.

5. 7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence

24

therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) upon confirmation as read on a specific date and time when sent by electronic mail, ( c) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (d) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (e) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth in the signature pages hereof or Exhibit A hereto or at such other address or confirmed electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.9 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.11 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of the Series A Preferred pursuant to the Purchase Agreement, any purchaser of such shares of Series A Preferred shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.13 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

25

5.14 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.15 Waiver of Right of First Refusal under Prior Agreement. Pursuant to Sections 4.4 and 5.6 of the Prior Agreement, the Major Investors and Guinness hereby waive their rights to notice of, and participation in, certain issuances of the Company’s securities set forth in Section 4 of the Prior Agreement with respect to the issuance of the Series A Preferred and Series B Preferred pursuant to the Purchase Agreement and the issuance of the Company’s Common Stock issuable upon conversion thereof (the “ROFR Waiver”). Notwithstanding the foregoing, this ROFR Waiver shall not serve to limit the ability of the Major Investors to purchase or otherwise acquire shares of Series A Preferred and Series B Preferred on terms forth in the Purchase Agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

26

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

SONIM TECHNOLOGIES, INC.

By: /s/ Bob Plaschke
Name: Bob Plaschke
Title: CEO
Address:	1875 South Grant Street
Suite 800
San Mateo, CA 94402-2670
Attn: Bob Plaschke
Email: bplaschke@sonimtech.com
Fax: 1-650-240-0209

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

VERDOSO INVESTMENTS S.A.

By: /s/ Frank Ullman
Name: Frank Ullman
Title: Director A

By: /s/ Klen Wassnk
Name: Klen Wassnk
Title: Director B

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

HATTERAS LATE STAGE VC FUND I, LP

By: /s/ Lance Baker
Name: Lance Baker
Title: CFO of GP

HATTERAS VC CO-INVESTMENT FUND II, LLC

By: /s/ Lance Baker
Name: Lance Baker
Title: Treasurer

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

GUINNESS MAHON & CO. LIMITED

By: /s/ Alan Tapnack
Name: Alan Tapnack
Title:

By: /s/ Ian Wonlamen
Name: Ian Wonlamen
Title:

INVESTEC BANK PLC

By: /s/ Gary Laughton
Name: Gary Laughton
Title: Authorised Signatory

By: /s/ Laura Brown
Name: Laura Brown
Title: Authorised Signatory

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

/s/ Robert Plaschke
Robert Plaschke

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

WAVELAND VENTURES V-C, LLC		WAVELAND VENTURES V-A, LLC
By:	Waveland Venture Partners LLC	By:	Waveland Venture Partners LLC
	Its Managing Member		Its Managing Member

By:	/s/ Vickie J. Greer	By:	/s/ Vickie J. Greer
	Vickie J. Greer		Vickie J. Greer
	Manager		Manager

Address: 19800 MacArthur Blvd.,		Address: 19800 MacArthur Blvd.,
	Suite 650		Suite 650
	Irvine, CA 92612		Irvine, CA 92612

WAVELAND VENTURES V, LLC		WAVELAND VENTURES V-A QP, LLC
By:	Waveland Venture Partners LLC	By:	Waveland Venture Partners LLC
	Its Managing Member		Its Managing Member

By:	/s/ Vickie J. Greer	By:	/s/ Vickie J. Greer
	Vickie J. Greer		Vickie J. Greer
	Manager		Manager

Address: 19800 MacArthur Blvd.,		Address: 19800 MacArthur Blvd.,
	Suite 650		Suite 650
	Irvine, CA 92612		Irvine, CA 92612

WAVELAND VENTURES V QP, LLC		WAVELAND VENTURES V-B, LLC
By:	Waveland Venture Partners LLC	By:	Waveland Venture Partners LLC
	Its Managing Member		Its Managing Member

By:	/s/ Vickie J. Greer	By:	/s/ Vickie J. Greer
	Vickie J. Greer		Vickie J. Greer
	Manager		Manager

Address: 19800 MacArthur Blvd.,	Address: 19800 MacArthur Blvd.,
Suite 650	Suite 650
Irvine, CA 92612	Irvine, CA 92612

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

ARC Capital (BVI) Limited

By:	/s/ Ian Ledger
Name: Ian Ledger
Title: Director

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

/s/ David Hose
David Hose

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

By:	/s/ John Scarisbrick
John Scarisbrick

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

WAVELAND VENTURES V-D, LLC

By:	Waveland Venture Partners LLC
Its Managing Member

By:	/s/ Vickie J. Greer
Vickie J. Greer
Manager

Address: 19800 MacArthur Blvd.,
Suite 650
Irvine, CA 92612

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

ROBERT W. WILMOT AND MARY J. WILMOT,
TRUSTEES OF THE WILMOT LIVING TRUST, U/D/T
DATED APRIL 18, 1995

By: /s/ Robert Wilmot /s/ Mary Wilmot
Name: Robert & Mary Wilmot
Title: Trustees, The Wilmot Living Trust

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

CIABATTONI LIVING TRUST

By:	/s/ Anthony J. Ciabattoni
Name: Anthony J. Ciabattoni
Title: Ttee

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

The Weissman Living Trust

By:	/s/Ronald Weissman
Name: Ronald Weissman
Title: Trustee

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

/s/ Sunil Kumar Gupta
Sunil Kumar Gupta

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

/s/ Jagan Mohan Bhalaki
Jagan Mohan Bhalaki

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

/s/ Gokulmuthu Narayanaswamy
Gokulmuthu Narayanaswamy

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

Giarraputo Living Trust

By:	/s/ Jack Giarraputo
Name: Jack Giarraputo
Title: Co-Trustee

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

Brian Potiker Revocable Trust UAD 8/7/9

By:	/s/Brian Potiker
Name: Brian Potiker
Title: Trustee

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

EXHIBIT A

SCHEDULE OF INVESTORS

Name	Series A Preferred	Series B Preferred	Common
Investec Bank PLC*Guinness Mahon & Co. Limited 2 Gresham Street London EC2V 7QP United Kingdom Attn: Project & Infrastructure Finance; Ms Shelagh Kirkland

Verdoso Investments S.A. 41 Avenue de la Libe1te L-1931 Luxembourg

The Wilmot Living Trust, u/d/t dated April 18, 1995 Attn: Robb Wilmot P.O. Box 931 Nevada City, CA 95959

The Weissman Living Trust c/o Apax Paitners 10 Oak Hollow Way Menlo Park, CA 94025

Brian Potiker Revocable Trust UAD 8/7/96 c/o HSP Group, LLC 433 N. Camden Drive Beverly Hills, CA 90210

Ciabattoni Living Trust 8/17/00 16 Lagunita Drive Laguna Beach, CA 92651

SCHEDULE OF INVESTORS

Name	Series A Preferred	Series B Preferred	Common
Jagan Mohan Bhalaki 69, Singapore Gardens Gubbalala Gate, Kanakapura Road Bangalore 560 062 India

Hatteras Late Stage VC Fund I, LP 8540 Colonnade Center Drive, Suite 401 Raleigh, NC 27615-3052 Attn: Lance Baker

Hatteras VC Co-Investment Fund II, LLC 8540 Colonnade Center Drive, Suite 401 Raleigh, NC 27615-3052 Attn: Lance Baker

Giarraputo Living Trust 11601 Wilshire Blvd #2200 Los Angeles, CA 90025

Lindsay-Ferrari, Inc. 1057 Montague Expressway Milpitas, CA 95035

John Stanek 35 Ocean Heights Drive Newport Coast, CA 92657

Sunil Kumar Gupta #86, Rainbow Drive Sarjapur Road, Cannalram Post, Bangalore 560 035 India

David Hose c/o Ideas & Plans 900 Pearl Street, #201 Boulder, CO 80302

SCHEDULE OF INVESTORS

Name	Series A Preferred	Series B Preferred	Common
Gokulmuthu Narayanaswamy 137, 3rd Main, MICO layout, BTM 2nd Stage Bangalore 560 076 India

Robert Plaschke c/o Sonim Technologies, Inc. 1875 S. Grant Street, Suite 800 San Mateo, CA 94402

John Scarisbrick 22 Han-ison Road Montauk, New York 11954

Waveland Ventures V-D, LLC c/o Waveland Venture Partners LLC 19800 MacArthur Blvd., Suite 650 Irvine, CA 92612 Attn: Vickie J. Greer, Manager

Waveland Venture Partners V-B, LLC c/o Waveland Venture Partners LLC 19800 MacArthur Blvd., Suite 650 Irvine, CA 92612 Attn: Vickie J. Greer, Manager

Waveland Ventures VQP, LLC c/o Waveland Venture Partners LLC 19800 MacArthur Blvd., Suite 650 Irvine, CA 92612 Attn: Vickie J. Greer, Manager

SCHEDULE OF INVESTORS

Name	Series A Preferred	Series B Preferred	Common
Waveland Ventures V, LLC c/o Waveland Venture Paiiners LLC 19800 Mac.Alihur Blvd., Suite 650 Irvine, CA 92612 Attn: Vickie J. Greer, Manager

Waveland Ventures V-A QP, LLC c/o Waveland Venture Paiiners LLC 19800 MacArthur Blvd., Suite 650 Irvine, CA 92612 Attn: Vickie J. Greer, Manager

Waveland Ventures V-A, LLC c/o Waveland Venture Partners LLC 19800 MacArthur Blvd., Suite 650 Irvine, CA 92612 Attn: Vickie J. Greer, Manager

Waveland Ventures V-C, LLC c/o Waveland Venture Partners LLC 19800 Mac.Alihur Blvd., Suite 650 Irvine, CA 92612 Attn: Vickie J. Greer, Manager		‘

Total

A-4

SCHEDULE OF INVESTORS